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                               PURCHASE AGREEMENT

        This Purchase Agreement ("Purchase Agreement") dated as of February 20,
2004, by and between Sky Way Global, LLC, a Nevada Limited Liability Company
("Global"), SkyWay Communications Holding Corp., a Florida corporation ("SkyWay"
or the "Company"), and Brent Kovar, an individual residing in the State of
Florida.

                                   WITNESSETH:

WHEREAS, Kovar is the creator and inventor of certain voice and data transmission technology known and referred to as SkyWay Technology, (hereinafter
"Purchased Technology") that is set forth in the specification of United States patent number 6,587,887, granted July 1, 2003, and entitled "Digital data transmission utilizing vector coordinates within a hyperbola model" (hereinafter the "U.S. Patent ").

WHEREAS, in June 2003, SkyWay and Global entered into a License Agreement for the U.S. Patent, at the time pending, a copy of which is attached hereto as
Exhibit B ("License Agreement").

WHEREAS, Global desires to sell, transfer and assign to SkyWay all rights, title and interest to the U.S. Patent, Purchased Technology and Itellectual Property
Rights

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and covenants contained herein, the parties agree as follows:

1.       DEFINITIONS

        1.1 "Affiliate" shall mean any Person who directly or
            indirectly controls, is controlled by, or is under common control with, the indicated Person. For the purposes of this definition, "control" has the meaning specified as of the date hereof for that word in Rule 405 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

        1.2 "Claim" shall have the meaning set forth in Section 9 (a) below;

        1.3 "Claims Notice" shall have the meaning set forth in Section 9 (b)
            below;

        1.4 "Improvements" shall have the meaning set forth in Section 2.2 below.

        1.5 "Indemnified Party" shall have the meaning set forth in Section 9 below.

        1.6 "Indemnitors" shall have the meaning set forth in Section 9 below.

        1.7 "Intellectual Property Rights" shall mean (i) all inventions, works of authorships, mask works, technology, information, know-how,

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            show-how materials and tools in respect of the Purchased Technology and all precursors, portions and work in progress with respect thereto, (ii) all copyrights, patent rights, trade secret rights, trademark rights, mask works rights and other intellectual property rights and all business, contract rights and goodwill incorporated or embodied in, used to develop, or related to any of the Purchased Technology, including, but not limited to, the patents, patents and disclosures, and (iii) all renewals, continuations, continuations-in-part, reissues, and foreign equivalents in respect of any of the foregoing.

        1.8 "Purchased Technology" shall have the meaning set forth in the
            Preamble and shall include the U.S. Patent.

        1.9 "U.S." shall have the meaning set forth in Section 5.2; and

        1.10 "U.S. Patent" shall have the meaning set forth in the Preamble.

2.       PURCHASE

        2.1 Exclusive Grant. Effective on the date hereof, subject to the terms and conditions of this Purchase Agreement, Global hereby sells, transfers and assigns to SkyWay an exclusive (even as to Global), perpetual, irrevocable, worldwide, transferable right and purchase to use, make, have made, sell, offer, to sell, market, import, export, modify, improve, develop, reproduce, create derivative works of, distribute, disclose, perform, display, transmit, and otherwise exploit the U.S. Patent, Purchased Technology and Intellectual
Property Rights without any limitation whatsoever, owned or exercisable by
Global, including without limitation the right to license the foregoing rights to any third party on terms and conditions determined by the Company in its sole discretion, and to prevent others from using, manufacturing or selling any product or service that embodies the U.S. Patent, Purchased Technology or
Intellectual Property Rights, in whole or part.

        2.2 Improvements. Any Kovar Global (i) improvements, (ii) discoveries (in the area of enabling increased throughput of internet protocol data streams) or
(iii) modifications, including in each case those made for Global by Global employees or contractors to the U.S. Patent, Purchased Technology or
Intellectual Property Rights, or other technologies that may be explored by
Global (collectively, the "Improvements") (i) shall be included in the purchase without any additional charge to the Company, (ii) shall be deemed to be U.S.
Patent, Purchased Technology hereunder, and (iii) shall be promptly disclosed to the Company by Global. Global acknowledges that breach of this provision would irreparably harm the Company for which money damages would not be a sufficient remedy, and that the Company shall be entitled to immediate specific performance or other equitable relief to enforce such rights, without the necessity of posting any bond or surety.

        2.3 Restrictions. Global shall not, itself or through others, grant further purchases or allow a third party to use or commercialize the U.S. Patent,

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Purchased Technology or Intellectual Property Rights, in whole or part, except for the exclusive benefit of SkyWay.

        2.4 No Use Required. Nothing contained in this Purchase Agreement shall require the Company to use, purchase, develop, market or otherwise exploit any of the U.S. Patent, Purchased Technology in any manner.

        2.5 Title; Rights. Notwithstanding the foregoing, Global shall retain no title, copyright and other proprietary rights in the U.S. Patent, Purchased
Technology. SkyWay acquire any and all rights, express or implied, in the U.S.
Patent and Purchased Technology, as specified in this Purchase Agreement.

3.     Further Assurances. The Parties shall execute or have executed all further instruments agreements, representations or warranties, and take such further acts, as may be reasonably requested by either Party to carry out the terms and conditions of this Purchase Agreement and the transactions contemplated hereby.

4.     Payments.

        4.1 The Company shall pay to Global the sum of $1,000,000 cash, subject to reclassification as specified in Section 4.3.

        4.2 The Parties shall work in good faith to secure as soon as practical a written valuation of the U.S. Patent from a mutually agreeable, third party, independent, recognized expert with expertise in areas relating to the U.S. Patent and its value. The valuation need only state the value to be in excess of $1,000,000 or not in excess of $1,000,000;
provided, however if not in excess of $1,000,000, the expert shall state a specific dollar valuation. The expert must state all reasons for the valuation in detail.

        4.3 If the valuation is less than $1,000,000, the difference shall be reclassified on the Company's books and reported to the IRS and SEC as compensation to Global and thus Global's Affiliates.

5.       Litigation

        5.1 General Litigation. The Company shall have the sole right, at the
Company's sole cost and expense (subject to the indemnification provisions in
Sections 9 below), to bring, respond to, control and/or settle all litigation with respect to the U.S. Patent, Purchased Technology and the Intellectual
Property Rights in its own name or in the name of Global. Global shall cooperate with and provide such assistance to the Company in connection with any such claims. As part of such cooperation, the Company may join or include Global, as a party. Global shall have the right to receive, from time to time, full and complete information from the Company concerning the status of any such litigation, and, at Global's own expense, the right to be represented therein by counsel in an advisory capacity. If the Company initiates litigation pursuant to this Section 5.1, it shall have the right to retain any recovery or settlement therefrom.

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        5.2. Improvements. Any improvements to the U.S. Patent and Purchased
Technology (whether or not patentable or copyrightable) that either party develops shall be owned solely by Company. Such party shall have the right, at its own expense and solely in its own name, to apply for and prosecute its
Intellectual Property Rights with respect thereto. Any improvements to the U.S.
Patent, Purchased Technology created by Global shall be deemed to be U.S. Patent
Purchased Technology for purposes of this Purchase. Jointly developed improvement to the U.S. Patent and Purchased Technology shall be owned by the
Company, and Global shall and hereby does make all necessary assignments to effect such transfer.

6.       Representations and Warranties.

        6.1 Global hereby represents and warrants to the Company that Global has the full legal right, power and authority to enter into this Purchase Agreement and to perform all obligations under this Purchase Agreement. In addition,
Global represents and warrants to the Company that Global has taken all action which is necessary, required or appropriate to authorize or enable it to enter into and perform this Purchase Agreement and that this Purchase, when executed and delivered to the Company, shall constitute the valid and binding legal obligation of Global.

        6.2 Global hereby represents and warrants that it shall be the sole and exclusive owner of the U.S. Patent and Purchased Technology, and has not
granted, and shall not grant any purchase, option, assignment or any other right or interest in or to the U.S. Patent, Purchased Technology, except as expressly stated herein.

        6.3 Global represents and warrants that the exercise of the Intellectual
Property Rights set forth in the Purchase Agreement does not infringe upon or misappropriate any, trademark, copyright, trade secret, mask work or other intellectual or proprietary right of any third party, or to the knowledge of
Global following investigation, any patent.

        6.4 Global represents and warrants that the U.S. Patent discloses an enabling disclosure of the U.S. Patent and Purchased Technology, and the
prototype revealed to the Company is an accurate and legitimate demonstration of the U.S. Patent and Purchased Technology.

        6.5 Global represents and warrants that it shall perform its duties hereunder in a good and professional manner in accordance with general industry standards, unless a higher standard is required herein, in which case the higher standard shall apply.

        6.6 The Company hereby represents and warrants to Global that the Company has the full legal right, power and authority to enter into this Purchase
Agreement and to perform all its obligations under the Purchase Agreement. In addition, the Company represents and warrants to Global that the Company has taken all action which is necessary, required or appropriate to authorize or enable it to enter into and perform this Purchase Agreement and that this

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Purchase Agreement, when executed and delivered to Global, shall constitute the valid and binding legal obligation of the Company.

7. Warranty/Disclaimer. Global warrants for a period of three (3) years from the date hereof, that the U.S. Patent and Purchased Technology will perform substantially as represented unless modified by a party other than Global or
Kovar under their direction in which case this warranty is void. Global warrants for a period of three (3) years from the delivery of any Improvement that such
Improvement will perform substantially as described in the documentation therefore if any. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 7, NEITHER PARTY
MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AND EACH PARTY HEREBY
DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION
ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8. Limitation of Liability. EXCEPT FOR CLAIMS UNDER SECTION 9 (INDEMNIFICATION),
NEITHER PARTY SHALL BE LIABLE OR OBLIGATED UNDER ANY SECTION OF THIS PURCHASE OR
UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY
FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES.

9. Indemnification. (a) Global and Kovar (the "Indemnitors") hereby jointly and severally indemnify and hold harmless the Company, each of its directors, officers, employees, purchasees, stockholders and agents (each, an "Indemnified
Party"), against any losses, claims, damages or liabilities (including costs of investigation, attorney's fees and costs) resulting from a claim (the "Claim")
made by a non-party to this Purchase Agreement to the extent the Claim relates to, or would not have arisen but for, a breach of a representation, warranty of covenant set forth in this Purchase Agreement, and will reimburse an Indemnified
Party, including but not limited to costs reasonably associated with defending against any such loss, claim, damage, liability or action.

        (b) Any Indemnified Party seeking indemnification under this Agreement shall give to the party obligated to provide to the Indemnitors a notice (a
"Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly upon learning of the existence of such claim. Upon receipt by the Indemnitor of a Claim Notice from an Indemnified
Party with respect to any claim of a third party, such Indemnitor may assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and, in such event, shall agree to pay and otherwise discharge with the
Indemnitor's own assets all judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses related thereto; and the
Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. If the Indemnitor does not assume the defense thereof within ten days of its receipt of the Claim Notice, the
Indemnitor shall similarly cooperate with the Indemnified Party in such defense

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or prosecution. The Indemnified Party shall have the right to participate in the defense or prosecution of any lawsuit with respect to which the Indemnitor has assumed the defense and to employ its own counsel therein, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless
(i) the Indemnitor shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action, (ii) such Indemnified Party shall have reasonably concluded that there exists a significant conflict of interest with respect to the conduct of such
Indemnified Party's defense by the Indemnitor, or (iii) the Indemnitor fails to provide reasonable insurance to the Indemnified Party of its financial capacity to defend such action and provide indemnification with respect to such action, in any of which events such reasonable fees and expenses shall be borne by the
Indemnitor and the Indemnitor shall not have the right to direct the defense of any such action on behalf of the Indemnified Party. The Indemnitor shall have the right, in its sole discretion, to settle any claim (a) which is solely for monetary damages for which indemnification has been sought and is available hereunder, and (b) where there is no finding or admission of any violation of any legal requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, provided that the Indemnitor shall not agree to the settlement of any claim which constitutes the subject of a Claim Notice which settlement in the reasonable opinion of the Indemnified Party would have a material adverse continuing effect on the business of the Indemnified Party without the prior written consent of the Indemnified Party. The Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any suit, which settlement the Indemnitor may, if it shall have assumed the defense of the suit, reject in its reasonable judgment within 10 days of receipt of such notice.
Notwithstanding the foregoing the Indemnified Party shall have the right to pay or settle any suit for which indemnification has been sought and is available hereunder, provided that, if the defense of such claim shall have been assumed by the Indemnitor, the Indemnified Party shall automatically be deemed to have waived any right to indemnification hereunder.

10.      Confidential Information.

        10.1 Except as otherwise provided in this section 10, each party agrees that all business, technical and financial information it obtains from the other party that is designated as confidential or proprietary in writing, or is disclosed in such a manner that a reasonable person would understand the nature and confidentiality of the information disclosed, is and shall be the confidential property of the disclosing party and its licensors ("Confidential
Information" of the disclosing party). Each party's inventions, algorithms, know-how and ideas disclosed to the other party hereunder shall be considered the Confidential Information of the disclosing party. Confidential Information shall not include information that is: (i) previously rightfully known to the receiving party without restriction on disclosure, (ii) hereafter becomes known to the general public, through no act or omission on the part of the receiving party, (iii) disclosed to the receiving party by a third party without breach of any separate nondisclosure obligation, or (iv) independently developed by the receiving party without access to the Confidential Information of the disclosing party, provided that only the specific information that meets one of the above exclusions shall be excluded and not any other information that happens to

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appear in proximity to such excluded portion (for example, a portion of a document may be excluded without affecting the confidential nature of those portions that do not themselves qualify for exclusion).

        10.2 Except as expressly and unambiguously allowed herein, the receiving party will hold in confidence and not use or disclose any Confidential
Information of the disclosing party and shall similarly bind its employees, consultants and independent contractors in writing. The receiving party shall treat trade secrets and Confidential Information related to the U.S. Patent,
Purchased Technology or otherwise disclosed hereunder in such manner and with such a degree of care as such party treats its own trade secret and Confidential
Information, but in no event with less than a reasonable degree of care. The receiving party shall be responsible for any unauthorized disclosures or use of
Confidential Information by its employees, consultants or independent contractors.

        10.3 Upon expiration or termination of this Purchase Agreement all of the
Confidential Information of the disclosing party (including any copies or digests thereof) will be returned to the disclosing party, and receiving party will make no further use of such materials.

        10.4 If required by law, the receiving party may disclose Confidential
Information of the disclosing party, but will give adequate prior notice of such disclosure to the disclosing party to permit the disclosing party to intervene and to request protective orders or other confidential treatment therefore.

        10.5 The parties acknowledge that money damages will not be an adequate remedy if this Section 10 is breached and, therefore, either party may, in addition to any other legal or equitable remedies, seek an injunction or other equitable relief against such breach or threatened breach without the necessity of posting any bond or surety.

11.      Term and Termination.

        11.1 Term. This Purchase Agreement is perpetual and is irrevocable. In the event of a material breach of this Purchase Agreement by the Company, the exclusive remedy available to Global shall be monetary damages. Global shall not be able to terminate or revoke this Purchase Agreement.

        11.2 Breach. If either Party shall materially breach a material provision of any of its obligations hereunder, the other may give written notice specifying the default and indicating an intent to seek remedies therefore if such default is not corrected. For purposes of this Section 11.2, a material breach shall include without limitation a failure by the Company to pay
Royalties under this Purchase. The defaulting party shall have thirty (30) days in which to cure such breach, which cure period shall begin on the date it receives the default notice from the non-breaching party. If the default is not corrected by the end of such cure period, subject to the limitation provided in
Section 11.1 above, the non-breaching party shall have the right to seek any and

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all remedies available to it at law or in equity, including the rights to receive damages and to obtain equitable relief.

        11.3 Termination for Convenience. The Company shall have the right to terminate this Purchase at any time upon at least sixty (60) days prior written notice to Global, and if it elects to do so, all purchased rights granted hereunder shall terminate.

        11.4 Effects of Termination. Sections 1, 6, 7, 8, 9, 10, 11.6, and 12 of
this Purchase Agreement and any accrued rights to payment shall survive any termination of this Purchase Agreement. Further, any purchases granted third parties pursuant to this Purchase Agreement shall remain in effect after termination in accordance with the terms of such purchases, provided that Global shall continue to receive, and the Company shall continue to pay, Royalties from such purchases.

12.      General Provisions.

        12.1 Neither party may assign this Purchase Agreement, in whole or in part, without the prior written consent of the other (which will not be unreasonably withheld or delayed); provided however that either party may assign this
Purchase Agreement: (1) to an Affiliate, or (2) to a transferee of substantially all of the business operations of such party (whether by asset sale, stock sale, merger, reorganization, operation of law, or otherwise) unless such entity is a competitor of the other party. Any attempt to assign this Purchase Agreement other than as permitted above will be null and void.

        12.2 This Purchase Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, executors, administrators, personal representatives, successors and permitted assigns of any of the parties to this Purchase Agreement.

        12.3 This Purchase Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of Florida without reference to conflicts of laws principles. Any legal action or proceeding relating to this Purchase Agreement shall be instituted in a state or federal court in Tampa, Florida. The Parties agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

        12.4 All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the addresses furnished the other parties.

Both parties may treat documents faxed one to the other as original documents;
nevertheless, either party may require the other to exchange original signed documents.

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        12.5 If any provision of this Purchase Agreement is held to be invalid or unenforceable, the remaining provisions of this Purchase Agreement will remain in full force.

        12.6 The waiver by either party of any default of breach of this Purchase
Agreement shall not constitute a waiver of any other or subsequent default or breach.

        12.7 This Agreement constitutes the complete agreement between the parties and supercedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Purchase Agreement. This
Purchase Agreement may not be modified or amended except in writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Purchase Agreement.

        12.8 Neither party shall be liable to the other for any delay or failure to perform any obligation under this Purchase Agreement if the delay or failure is due to circumstances beyond the reasonable control of the non-performing party.

13.Termination of License Agreement

        The Parties agree that This License Agreement ("License Agreement") dated as of June __, 2003, by and between Sky Way Global, LLC, a Nevada Limited
Liability Company ("Global"), Sky Way Aircraft, Inc., a Nevada corporation
("Aircraft" or the "Company"), and Brent Kovar, an individual residing in the
State of Florida and all obligations of the parties thereto are terminated and replaced by this Agreement.

        IN WITNESS WHERE, the Parties have executed this Purchase Agreement as of the date above first written.

                                         SKYWAY COMMUNICATIONS HOLDING CORP.

                                         By: /s/ James Kent
                                         Name: James Ken
                                         Title: CEO

                                         SKY WAY GLOBAL, LLC.

                                         By:/s/ Brent Kovar
                                         Name: Brent Kovar
                                         Title: President